Exhibit 99.1

FOR IMMEDIATE RELEASE

Celgene and bluebird bio to Develop Anti-BCMA Product Candidates; bluebird bio Regains Rights to CAR T Programs Outside of BCMA

Celgene to Pay bluebird $25 Million in New Research Funding

  bluebird bio to Independently Invest in and Pursue a Broad T cell Based Immuno-oncology Strategy

Investor Conference Call Scheduled for Wednesday, June 3, 2015 at 4:30 p.m. ET

CAMBRIDGE, Mass., June 3, 2015 – bluebird bio, Inc. (Nasdaq: BLUE), a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic and rare diseases and T cell-based immunotherapies, today announced that its existing global collaboration agreement with Celgene Corporation (Nasdaq: CELG) has been amended and restated to focus on developing product candidates targeting B-cell maturation antigen (BCMA) during a three-year collaboration term. The original collaboration, initiated in 2013, was focused on applying gene therapy technology to genetically modify a patient’s own T cells to target and destroy cancer cells. BCMA is the first target selected to advance to the clinic under this collaboration. BCMA is a cell surface protein that is expressed in normal plasma cells and in most multiple myeloma cells, but is absent from other normal tissues.

Celgene and bluebird bio will work collaboratively on the initial, lead anti-BCMA product candidate (bb2121), with a Phase 1 clinical trial expected to begin enrollment in early 2016, and develop next-generation anti-BCMA product candidates. bluebird bio retains sole rights to develop all other chimeric antigen receptor (CAR) T cell programs developed by bluebird bio under the collaboration, including ongoing undisclosed preclinical programs with opportunities in both solid tumors and hematologic malignancies.

Under the terms of the amended and restated collaboration agreement:

•	bluebird bio will receive a $25 million payment to develop the lead anti-BCMA product candidate through a Phase 1 clinical trial and develop next-generation anti-BCMA product candidates.
•	bluebird bio will be responsible for the development of all anti-BCMA product candidates through the completion of Phase 1 studies.
•

Additionally, on a product-by-product basis within the anti-BCMA product program, Celgene has an option to develop and commercialize each product candidate worldwide, and bluebird bio has the option to share equally in the development, promotion and profits of each product candidate in the United States. In addition to the payments described above and consistent with the prior agreement, Celgene would also pay bluebird bio specified development and regulatory milestone payments as well as royalty payments on net sales.

“We have successfully achieved the initial goal of our collaboration with Celgene —identifying a promising lead development candidate in the CAR T cell field — and we are excited to focus our Celgene collaboration on the development of anti-BCMA products,” said Nick Leschly, chief bluebird. “Celgene is a leader in developing and commercializing therapies for multiple myeloma, and we believe they are the best global partner for our first CAR T program. Together we look forward to entering the clinic early next year with bb2121 and continuing our collaboration around next-generation BCMA products.”

“Our collaboration with bluebird bio has collectively made strong progress advancing a lead product candidate, targeting BCMA, toward the clinic in hematologic malignancies. We look forward to continuing to work with bluebird and build on the recent success to advance the anti-BCMA program and ultimately, to succeed on the goal of delivering a high-impact therapeutic in the CAR T arena,” said Tom Daniel, M.D., President of Research and Early Development at Celgene.

A Unique Position in Immuno-oncology

Outside of BCMA, bluebird bio is independently pursuing the development of a broad portfolio of novel immuno-oncology therapeutics. This portfolio will leverage bluebird bio technology, including its lentiviral vector platform, gene editing capabilities and internal gene therapy and immuno-oncology expertise.

“Consistent with the long-term vision for bluebird bio, we are expanding our immuno-oncology T cell based efforts in parallel with our late-stage hematopoietic stem cell-based programs,” said Rob Ross, M.D., senior vice president, clinical development, bluebird bio. “Our goal is to initiate multiple clinical trials over the next several years against novel targets in both solid and hematologic malignancies by integrating our proprietary lentiviral and gene editing platforms with our immuno-oncology expertise and experience in implementing multi-center, industry-sponsored gene therapy studies. This is an exciting step in bluebird bio’s evolution and an opportunity for us to further realize the value that gene therapy can bring to patients and families in need.”

Currently, bluebird bio has active pre-clinical research programs targeting multiple different, novel oncology antigens, including BCMA. These programs include various T cell therapies with significant academic and industry collaborations. bluebird bio recently announced a strategic collaboration with Five Prime Therapeutics, which marries Five Prime’s antigen discovery platform and certain human antibodies with bluebird bio’s immuno-oncology and gene therapy capabilities, with the potential for development candidates in both hematologic malignancies and solid tumors.

Investor Conference Call and Webcast Information
bluebird bio will host a conference call and webcast on at 4:30 p.m. ET on Wednesday, June

3rd to review its strategy and development plans in immuno-oncology. The event will be webcast live and can be accessed under "Calendar of Events" in the Investors and Media section of the company's website at www.bluebirdbio.com. Alternatively, investors may listen to the call by dialing (844) 825-4408 from locations in the United States or (315) 625-3227 from outside the United States.

About bluebird bio, Inc.

With its lentiviral-based gene therapy and gene editing capabilities, bluebird bio has built an integrated product platform with broad potential application to severe genetic diseases and T cell-based immunotherapy. bluebird bio’s clinical programs include Lenti-D™, currently in a Phase 2/3 study, called the Starbeam Study, for the treatment of childhood cerebral adrenoleukodystrophy, and LentiGlobin®, currently in three clinical studies: a global Phase 1/2 study, called the Northstar Study, for the treatment of beta-thalassemia major; a single-center Phase 1/2 study in France (HGB-205) for the treatment of beta-thalassemia major or severe sickle cell disease; and a separate U.S. Phase 1 study for the treatment of sickle cell disease (HGB-206). bluebird bio also has ongoing preclinical CAR T immuno-oncology programs, as well as discovery research programs utilizing megaTALs/homing endonuclease gene editing technologies.

bluebird bio has operations in Cambridge, Massachusetts, Seattle, Washington, and Paris, France. For more information, please visit www.bluebirdbio.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the research, development and advancement of bluebird bio's immuno-oncology product candidates and CAR T research programs. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that bluebird bio's immuno-oncology research programs will be unsuccessful and not identify any viable product candidates or will not be safe or effective in clinical trials, the risk of cessation or delay of any of the planned clinical studies and/or our development of our immuno-oncology product candidates, the risk of a delay in the enrollment of patients in the Company’s clinical studies, the risk that our collaboration with Celgene around anti-BCMA product candidates will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent annual report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Availability of other information about bluebird bio

Investors and others should note that we communicate with our investors and the public using our company website (www.bluebirdbio.com), our investor relations website (http://www.bluebirdbio.com/investor-splash.html), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. You can also connect with us on Twitter @bluebirdbio, LinkedIn or our YouTube channel. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in bluebird bio to review the information that we post on these channels, including our investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include other social media channels than the ones described above. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Investor Relations:

Manisha Pai

bluebird bio, inc.

(617) 245-2107

mpai@bluebirdbio.com

Media:

Dan Budwick

Pure Communications

(973) 271-6085